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                                                                    EXHIBIT 10.9

                              ALLSTAR SYSTEMS, INC.

                            1996 INCENTIVE STOCK PLAN

              AS AMENDED AND RESTATED EFFECTIVE AS OF JULY 1, 1997

1.       PURPOSE OF THE PLAN

         This Allstar Systems, Inc. 1996 Incentive Stock Plan is intended to provide a means through which the Company and its Subsidiaries may attract able persons to enter into the employ of the Company or its Subsidiaries and to promote the interests of the Company by providing the employees and consultants of the Company or any Subsidiary corporation, who are largely responsible for the management, growth and protection of the business of the Company, with a proprietary interest in the Company, thereby strengthening their concern for the welfare of the Company and their desire to remain in its employ. A further purpose of the Plan is to provide such persons with additional incentive and reward opportunities to enhance the profitable growth of the Company.

         The Plan was originally adopted by the Board of Directors and approved by the stockholders effective September 30, 1996, and is hereby amended and restated effective July 1, 1997.

2.       DEFINITIONS

         As used in the Plan, the following definitions apply to the terms indicated below:

         (a) "BOARD OF DIRECTORS" or "BOARD" shall mean the Board of Directors of Allstar Systems, Inc.

         (b) "CAUSE," when used in connection with the termination of a Participant's Employment, shall mean the termination of the Participant's Employment by the Company by reason of (i) the conviction of the Participant by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude; (ii) the proven commission by the Participant of an act of fraud upon the Company; (iii) the willful and proven misappropriation of any funds or property of the Company by the Participant;
(iv) the willful, continued and unreasonable failure by the Participant to perform material duties assigned to him; (v) the knowing engagement by the Participant in any direct, material conflict of interest with the Company without compliance with the Company's conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Participant, without the written approval of the Board, in any activity which competes with the business of the Company or which would result in a material injury to the business, reputation or goodwill of the Company; or (vii) the knowing engagement in any activity which would constitute a material violation of the provisions of the Company's Policies and Procedures Manual, if any, then in effect.

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         (c)      "CASH BONUS" shall mean an award of a bonus payable in cash pursuant to Section 11 hereof.

         (d)      "CHANGE IN CONTROL" shall mean:

                  (i) a "change in control" of the Company, as that term is contemplated in the federal securities laws; or

                  (ii)     the occurrence of any of the following events:

                           (1) any Person becomes, after the effective date of this Plan, the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; provided, that the Board of Directors (as constituted immediately prior to such person becoming such a beneficial owner) may determine, in its sole discretion, that a Change in Control has not occurred; and provided further, that the acquisition of additional voting securities, after the effective date of this Plan, by any Person who is, as of the effective date of this Plan, the beneficial owner, directly or indirectly, of 30% or more of the combined voting power of the Company's then outstanding securities, shall not constitute a "Change in Control" of the Company for purposes of this Section 2(d).

                           (2) a majority of individuals who are nominated by the Board of Directors for election to the Board of Directors on any date, fail to be elected to the Board of Directors as a direct or indirect result of any proxy fight or contested election for positions on the Board of Directors; or

                           (3) the Board of Directors determines in its sole and absolute discretion that there has been a change in control of the Company.

         (e) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any Section of the Code shall be deemed to include any amendments or successor provisions to any Section and any treasury regulations thereunder.

         (f) "COMMITTEE" shall mean a committee appointed by the Board consisting of not less than two directors serving on the Board who fulfill the "non-employee director" requirements of Rule 16b-3 under the Exchange Act and the "outside director" requirements of Section 162(m) of the Code. Without limitation, the Committee may be the Compensation Committee of the Board or such other committee, provided that the requirements of the previous sentence are satisfied. The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise. The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee. The members of the Committee shall serve at the discretion of the Board.

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         (g)      "COMMON STOCK" shall mean the Company's common stock, par
value $.01 per share.

         (h) "COMPANY" shall mean Allstar Systems, Inc., a Delaware corporation, and each of its Subsidiaries, and its successors.

         (i) "CONSULTANT" shall mean any person who is engaged by the Company or any Subsidiary to render consulting services and is compensated for such services.

         (j) "COVERED EMPLOYEE" shall mean a named executive officer who is one of the group of covered employees as defined in Section 162(m) of the Code and Treasury Regulation ss. 1.162-27(c) (or its successor).

         (k) "DISABILITY" shall mean a permanent and total disability, as defined in Section 22(e)(3) of the Code, of the Participant as determined by the Committee in its discretion exercised in good faith.

         (l) "EMPLOYEE" shall mean any person who is an employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code and the applicable interpretive authority thereunder.

         (m) "EMPLOYMENT" shall mean employment as an officer or common law employee by the Company or any Parent or Subsidiary, or by any corporation issuing or assuming an Incentive Award in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Incentive Award, as the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code. In this regard, neither the transfer of a Participant from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Participant from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Participant. The term "Employment" for purposes of the Plan will also include compensatory services performed by a Consultant for the Company or any Parent or Subsidiary.

         (n) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

         (o) "FAIR MARKET VALUE" of a share of Common Stock on any date shall be (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and asked prices for a share of Common Stock on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a share of Common Stock as quoted by the National Quotation Bureau's "Pink Sheets" or the National Association of

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Securities Dealers' OTC Bulletin Board System. If the price of a share of Common
Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its absolute discretion.

         (p) "INCENTIVE AGREEMENT" shall mean a written agreement entered into between the Company and the Participant setting forth the terms and conditions pursuant to which an Incentive Award is granted under the Plan.

         (q) "INCENTIVE AWARD" shall mean an Option, a share of Restricted Stock, a Performance Award, a share of Phantom Stock, a Stock Bonus or Cash Bonus granted pursuant to the terms of the Plan.

         (r) "INCENTIVE STOCK OPTION" shall mean an Option which is an "incentive stock option" within the meaning of Section 422 of the Code and which is identified as an Incentive Stock Option in the Incentive Agreement by which it is evidenced.

         (s) "ISSUE DATE" shall mean the date established by the Committee on which certificates representing shares of Restricted Stock shall be issued by the Company pursuant to the terms of Section 7(d) hereof.

         (t) "NON-QUALIFIED STOCK OPTION" shall mean an Option which is not an Incentive Stock Option and which is identified as a Non-Qualified Stock Option in the Incentive Agreement by which it is evidenced.

         (u) "OPTION" shall mean an option to purchase shares of Common Stock of the Company granted pursuant to Section 6 hereof. Each Option shall be identified as either an Incentive Stock Option or a Non-Qualified Stock Option in the Incentive Agreement by which it is evidenced.

         (v) "PARENT" shall mean a "parent corporation" of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

         (w) "PARTICIPANT" shall mean an Employee or Consultant who is eligible to participate in the Plan and to whom an Incentive Award is granted under the Plan, and, upon his death, his successors, heirs, executors and administrators, as the case may be, to the extent permitted hereby.

         (x) "PERFORMANCE AWARD" shall mean an award payable in cash or Common Stock, which award is granted pursuant to Section 8 hereof and subject to the terms and conditions contained herein.

         (y) "PERFORMANCE-BASED EXCEPTION" shall mean the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code, as prescribed in Code Section 162(m) and Treasury Regulation Section 1.162-27(e) (or its successor).

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         (z)      "PERSON" shall mean a "person," as such term is used in
Sections 13(d) and 14(d) of the Exchange Act, and the rules and regulations in effect from time to time thereunder.

         (aa) a share of "PHANTOM STOCK" shall represent the right to receive in cash the Fair Market Value of a share of Common Stock of the Company, which right is granted pursuant to Section 9 hereof and subject to the terms and conditions contained herein.

         (bb) "PLAN" shall mean the Allstar Systems, Inc. 1996 Incentive Stock Plan, as amended and restated effective as of July 1, 1997, and as it may be further amended from time to time.

         (cc) a share of "RESTRICTED STOCK" shall mean a share of Common Stock which is granted pursuant to the terms of Section 7 hereof and which is subject to the restrictions set forth in Section 7(c) hereof for so long as such restrictions continue to apply to such share.

         (dd) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

         (ee) "STOCK BONUS" shall mean a grant of a bonus payable in shares of Common Stock pursuant to Section 10 hereof.

         (ff) "SUBSIDIARY" shall mean any corporation in which at the pertinent time the Company owns, directly or indirectly, stock vested with more than 50% of the total combined voting power of all classes of stock of such corporations within the meaning of Section 424(f) of the Code.

         (gg) "VESTING DATE" shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock may vest.

3.       STOCK SUBJECT TO THE PLAN

         Under the Plan, the Committee may grant as Incentive Awards to
Participants: (a) Options; (b) shares of Restricted Stock; (c) Performance Awards; (d) shares of Phantom Stock; (e) Stock Bonuses; and (f) Cash Bonuses.

         The Committee may grant Options, shares of Restricted Stock, Performance Awards, shares of Phantom Stock and Stock Bonuses under the Plan with respect to a number of shares of Common Stock that in the aggregate at any time does not exceed 417,500 shares of Common Stock, subject to adjustment pursuant to Section 12 hereof. The grant of a Cash Bonus shall not reduce the number of shares of Common Stock with respect to which Options, shares of Restricted Stock, Performance Awards, shares of Phantom Stock or Stock Bonuses may be granted pursuant to the Plan.

         Unless the Committee designates that an Incentive Award is not intended to comply with the Performance-Based Exception, the maximum number of shares of Common Stock that may

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be subject to Incentive Awards granted to any one Covered Employee during any calendar year shall be 100,000 shares of Common Stock, subject to adjustment under Section 12 hereof. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated in connection with the exercise of Options and the payment of Performance Awards (or other Incentive Awards if applicable) to constitute "qualified performance-based compensation" for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code, any shares subject to Options that are canceled or repriced.

         If any outstanding Option expires, terminates or is canceled or forfeited for any reason, the shares of Common Stock subject to the unexercised portion of such Option shall again be available for grant under the Plan. If any shares of Restricted Stock or Phantom Stock, or any shares of Common Stock granted as a Performance Award or a Stock Bonus are forfeited, terminated or canceled for any reason, such shares shall again be available for grant under the Plan. A payout of Phantom Stock or a Performance Award in cash shall restore, on a one share for one share basis, the number of shares of Common Stock reserved for issuance hereunder.

         The Common Stock available for issuance or transfer under the Plan shall be made available from shares now or hereafter (i) held in the treasury of the Company, (ii) authorized but unissued shares, or (iii) shares to be purchased or acquired by the Company. No fractional shares shall be issued under the Plan; payment for fractional shares shall be made in cash.

4.       ADMINISTRATION OF THE PLAN

         (a) Authority of the Committee. Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to (i) select Employees and Consultants to participate in the Plan; (ii) determine the sizes, duration and types of Incentive Awards; (iii) determine the terms and conditions of Incentive Awards and Incentive Agreements; (iv) determine whether any shares subject to Incentive Awards will be subject to any restrictions on transfer; (v) construe and interpret the Plan and any Incentive Agreement or other agreement entered into under the Plan; and (vi) establish, amend, or waive rules for the Plan's administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan.

         (b) Meetings. The Committee shall designate a chairman from among its members who shall preside at its meetings, and shall designate a secretary, without regard to whether that person is a member of the Committee, who shall keep the minutes of the proceedings and the records, documents, and data pertaining to its administration of the Plan. Meetings shall be held at such times and places as shall be determined by the Committee, and the Committee may hold telephonic meetings. The Committee may take any action otherwise proper under the Plan by the affirmative vote, taken with or without a meeting, of a majority of its members. The Committee may authorize any one or more of their members or any officer of the Company to execute and deliver documents on behalf of the Committee.

         (c) Decisions Binding. All determinations and decisions made by the Committee

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shall be made in its discretion pursuant to the provisions of the Plan, and shall be final, conclusive and binding on all persons including the Company, its shareholders, employees, Participants, and their estates and beneficiaries. The Committee's determinations under the Plan and with respect to any individual Incentive Award need not be uniform and may be made selectively among Incentive Awards and Participants, whether or not such Incentive Awards are similar or such Participants are similarly situated.

         (d) Expenses of Committee. The Committee may employ legal counsel, including, without limitation, independent legal counsel and counsel regularly employed by the Company, consultants and agents as the Committee may deem appropriate for the administration of the Plan. The Committee may rely upon any opinion or computation received from any such counsel, consultant or agent. All expenses incurred by the Committee in interpreting and administering the Plan, including, without limitation, meeting expenses and professional fees, shall be paid by the Company.

         (e) Modification of Outstanding Incentive Awards. The Committee may, in its absolute discretion, (i) accelerate the date on which any Option granted under the Plan becomes exercisable, (ii) extend the date on which any Option ceases to be exercisable, (iii) accelerate the Vesting Date or Issue Date, or waive any condition imposed pursuant to Section 7(b) hereof, with respect to any share of Restricted Stock, and (iv) accelerate the Vesting Date or waive any condition imposed pursuant to Section 9 hereof with respect to any share of Phantom Stock.

         (f) Surrender of Previous Incentive Awards. The Committee may, in its absolute discretion, grant Incentive Awards to Participants on the condition that such Participants surrender to the Committee for cancellation such other Incentive Awards (including, without limitation, Incentive Awards with higher exercise prices) as the Committee directs. Notwithstanding Section 3 hereof, Incentive Awards granted on the condition precedent of surrender of outstanding Incentive Awards shall not count against the limits set forth in Section 3 until such time as such Incentive Awards are surrendered.

         (g) Leaves of Absence. Except as provided in Section 6(e)(4) hereof, whether an authorized leave of absence, or absence in military or government service, shall constitute termination of Employment shall be determined by the Committee in its discretion exercised in accordance with any applicable law.

         (h) Indemnification. Each person who is or was a member of the Committee shall be indemnified by the Company against and from any damage, loss, liability, cost and expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan, except for any such act or omission constituting willful misconduct or gross negligence. Such person shall be indemnified by the Company for all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of

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indemnification to which such persons may be entitled under the Company's
Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

5.       ELIGIBILITY

         The persons who shall be eligible to receive Incentive Awards pursuant to the Plan shall be (a) those Employees who are largely responsible for the management, growth and protection of the business of the Company or any Subsidiary (including officers of the Company, whether or not they are directors of the Company) and (b) any Consultant, as the Committee, in its absolute discretion, shall select from time to time; provided, however, Incentive Stock Options may only be granted to Employees.

6.       OPTIONS

         The Committee may grant Options pursuant to the Plan, which Options shall be evidenced by Incentive Agreements in such form as the Committee shall from time to time approve. Options shall also be subject to the following terms and conditions:

         (a)      Identification of Options

         All Options granted under the Plan shall be clearly identified in the Incentive Agreement evidencing such Options as either Incentive Stock Options or as Non-Qualified Stock Options.

         (b)      Exercise Price

         The exercise price per share of Common Stock under each Option shall be determined by the Committee; provided, however, that in the case of an Incentive Stock Option, such exercise price shall not be less than 100% of the Fair Market Value per share on the date the Incentive Stock Option is granted. To the extent that a Non-Qualified Stock Option is intended to qualify for the Performance-Based Exception, the exercise price shall not be less than 100% of the Fair Market Value per share on the date the Option is granted. The Option exercise price shall be subject to (i) the restrictions prescribed in Section 6(d) hereof and (ii) the adjustments provided in Section 12 hereof.

         (c)      Term and Exercise of Options

                  (1) Each Option shall be exercisable on such date or dates, during such period and for such number of shares of Common Stock as shall be determined by the Committee on the day on which such Option is granted and set forth in the Incentive Agreement evidencing the Option; provided, however, that (A) subject to the restrictions provided in Section 6(d) hereof, no Option shall be exercisable after the expiration of ten years from the date such Option was granted and
         (B) no Option shall be exercisable until six months after the date of grant; and, provided, further, that each Option shall be

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         subject to earlier termination, expiration or cancellation as provided in the Plan or the Incentive Agreement.

                  (2) Each Option shall be exercisable in whole or in part with respect to whole shares of Common Stock. The partial exercise of an Option shall not cause the expiration, termination or cancellation of the remaining portion thereof. Upon the partial exercise of an Option, the Incentive Agreement evidencing such Option shall be returned to the Participant exercising such Option together with the delivery of the certificates described in Section 6(c)(5) hereof.

                  (3) An Option shall be exercised by delivering notice to the Company's principal office, to the attention of its Secretary, no fewer than five business days in advance of the effective date of the proposed exercise. Such notice shall be accompanied by the Incentive Agreement evidencing the Option, shall specify the number of shares of Common Stock with respect to which the Option is being exercised and the effective date of the proposed exercise, and shall be signed by the Participant. The Participant may withdraw such notice at any time prior to the close of business on the business day immediately preceding the effective date of the proposed exercise, in which case such Incentive Agreement shall be returned to the Participant. Payment for shares of Common Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise either (i) in cash, by certified check, bank cashier's check or wire transfer, (ii) subject to the approval of the Committee, in shares of Common Stock owned by the Participant and held for at least six months, as valued at their Fair Market Value on the effective date of such exercise, (iii) subject to the approval of the Committee, in the form of a "cashless exercise" (as described below) or (iv) subject to the approval of the Committee, in any combination of the foregoing. Any payment in shares of Common Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents as the Secretary of the Company shall require from time to time.

                  The cashless exercise of an Option shall be pursuant to procedures whereby the Participant by written notice, directs (i) an immediate market sale or margin loan respecting all or a part of the shares of Common Stock to which he is entitled upon exercise pursuant to an extension of credit by the Company to the Participant in the amount of the exercise price, (ii) the delivery of the shares of Common Stock directly from the Company to a brokerage firm, and (iii) delivery of the exercise price from the sale or the margin loan proceeds from the brokerage firm directly to the Company.

                  (4) Any Option granted under the Plan may be exercised by a broker-dealer acting on behalf of a Participant if (i) the broker-dealer has received from the Participant or the Company a duly endorsed Incentive Agreement evidencing such Option and instructions signed by the Participant requesting the Company to deliver the shares of Common Stock subject to such Option to the broker-dealer on behalf of the Participant and specifying the account into which such shares should be deposited, (ii) adequate

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         provision has been made with respect to the payment of any withholding taxes due upon such exercise, and (iii) the broker-dealer and the Participant have otherwise complied with Section 220.3(e)(4) of Regulation T, 12 CFR Part 220.

                  (5) Certificates for shares of Common Stock purchased upon the exercise of an Option shall be issued in the name of the Participant and delivered to the Participant as soon as practicable following the effective date on which the Option is exercised; provided, however, that such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the Participant.

                  (6) During the lifetime of a Participant each Option granted to him shall be exercisable only by him, a broker-dealer acting on behalf of such Participant pursuant to Section 6(c)(4) hereof, or by his legal guardian in the event of his Disability. No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution.

         (d)      Limitations on Grant of Incentive Stock Options

                  (1) The aggregate Fair Market Value of shares of Common Stock with respect to which "incentive stock options" (within the meaning of Section 422 without regard to Section 422(d) of the Code) are exercisable for the first time by a Participant during any calendar year under the Plan (and any other stock option plan of the Company, or of its Parent or any Subsidiary) shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted. If such aggregate Fair Market Value of shares of Common Stock underlying such Incentive Stock Options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of such regulations), automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged. In the absence of such regulations promulgated under the Code (and authority), or if such regulations (or authority) require or permit a designation of the options which shall cease to constitute Incentive Stock Options, Incentive Stock Options shall, to the extent of such excess and in the order in which they were granted, automatically be deemed to be Non-Qualified Stock Options, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

                  (2) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or any Subsidiary, unless (i) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

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         (e)      Effect of Termination of Employment

                  (1) Unless otherwise expressly provided in the Incentive Agreement, if the Employment of a Participant with the Company shall terminate for any reason other than Cause, Disability or the death of the Participant (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one month after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

                  (2) Unless otherwise expressly provided in the Incentive Agreement, if the Employment of a Participant with the Company shall terminate as a result of the Disability or the death of the Participant, then (i) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the expiration of one year after such termination, on which date they shall expire, and (ii) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that no Option shall be exercisable after the expiration of its term.

                  (3) Unless otherwise expressly provided in the Incentive Agreement, in the event of the termination of a Participant's Employment for Cause, all outstanding Options granted to such Participant shall expire, and shall not be exercisable, as of the commencement of business on the date of such termination.

                  (4) Unless otherwise expressly provided in the Incentive Agreement, a Participant's Employment with the Company shall be deemed terminated if the Participant's leave of absence (including military or such leave or other bona fide leave of absence) extends for more than 90 days and the Participant's continued Employment with the Company is not guaranteed by contract or statute.

         (f)      Acceleration of Exercise Date Upon Change in Control

         Upon the occurrence of a Change in Control, each Option granted under the Plan and outstanding at such time shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

7.       RESTRICTED STOCK

         The Committee may grant shares of Restricted Stock pursuant to the Plan. Each grant of shares of Restricted Stock shall be evidenced by an Incentive Agreement containing such terms and conditions as prescribed by the Committee. Each grant of shares of Restricted Stock shall also be subject to the following terms and conditions:

         (a)      Issue Date and Vesting Date

         At the time of the grant of shares of Restricted Stock, the Committee shall establish an Issue Date or Issue Dates and a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Issue Date and/or Vesting Date for each class. Except as provided in Sections 7(c) and 7(f) hereof, upon the occurrence of the Issue Date with respect to a share of Restricted Stock, a share of Restricted Stock shall be issued in accordance with the provisions of Section 7(d) hereof. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 7(b) hereof are satisfied, and except as provided in Sections 7(c) and 7(f) hereof, upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 7(c) hereof shall cease to apply to such share.

         (b)      Conditions to Vesting

         At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions, not inconsistent with the provisions hereof, to the vesting of such shares as it, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Restricted Stock, that (i) the Participant or the Company achieve certain performance criteria, such criteria to be specified by the Committee at the time of the grant of such shares and (ii) prohibiting an election by the Participant under Section 83(b) of the Code.

         (c)      Restrictions on Transfer Prior to Vesting

         Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall vest the transferee with any interest or right in or with respect to such share, but immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant and the transfer shall be of no force or effect.

         (d)      Issuance of Certificates

                  (1) Except as provided in Sections 7(c) or 7(f) hereof, reasonably promptly after the Issue Date with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of the Participant to whom such shares were granted, evidencing such shares; provided, that the Company shall not cause to be issued such a stock certificates unless it has received a stock power duly endorsed in blank with respect to such shares. Each such stock certificate shall bear the following legend:

            THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE RESTRICTIONS, TERMS AND

                  CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE ALLSTAR SYSTEMS, INC. 1996 INCENTIVE STOCK PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER OF SUCH SHARES AND ALLSTAR SYSTEMS, INC. A COPY OF THE PLAN AND AGREEMENT IS ON FILE IN THE OFFICE OF THE SECRETARY OF ALLSTAR SYSTEMS, INC., 6401 SOUTHWEST FREEWAY, HOUSTON, TEXAS 77074.

         Such legend shall not be removed from the certificate evidencing such shares until such shares vest pursuant to the terms hereof.

                  (2) Each certificate issued pursuant to Section 7(d)(1) hereof, together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company. The Company shall issue to the Participant a receipt evidencing the certificates held by it which are registered in the name of the Participant.

         (e)      Consequences Upon Vesting

         Upon the vesting of a share of Restricted Stock pursuant to the terms hereof and the Incentive Agreement, the restrictions of Section 7(c) shall cease to apply to such share. Reasonably promptly after a share of Restricted Stock vests, the Company shall cause to be issued and delivered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in Section 7(d)(1) hereof, together with any other property of the Participant held by Company pursuant to Section 12(a) hereof; provided, however, that such delivery shall be effected for all purposes when the Company shall have deposited such certificate and other property in the United States mail, addressed to the Participant.

         (f)      Effect of Termination of Employment

                  (1) If the Employment of a Participant with the Company shall terminate for any reason other than Cause prior to the vesting of shares of Restricted Stock granted to such Participant, a portion of such shares, to the extent not forfeited or canceled on or prior to such termination pursuant to any provision hereof, may vest on the date of such termination. The portion referred to in the preceding sentence shall be determined by the Committee and may be based on the achievement of any conditions imposed by the Committee with respect to such shares pursuant to Section 7(b) hereof. Such portion may equal zero and shall be deemed zero unless otherwise specified by the Committee or in the Participant's Incentive Agreement.

                  (2) In the event of the termination of a Participant's Employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the commencement of business on the date of such termination shall immediately be forfeited.

         (g)      Effect of Change in Control

         Upon the occurrence of a Change in Control, (i) all shares of Restricted Stock which have been issued but are not vested shall immediately be 100% vested and (ii) all shares of Restricted Stock with respect to which the Issue Date had not previously occurred shall immediately be issued and 100% vested.

8.       PERFORMANCE AWARDS

         The Committee may grant Performance Awards pursuant to the Plan. Each grant of Performance Awards shall be evidenced by an Incentive Agreement containing such terms and conditions as prescribed by the Committee. Each grant of Performance Awards shall also be subject to the following terms and conditions:

         (a)      Performance Period and Performance Award

                  (1) With respect to each grant of a Performance Award, the Committee shall establish a performance period over which the performance of the applicable Participant shall be measured.

                  (2) In determining the amount of the Performance Award to be granted to a particular Participant, the Committee may take into account such factors as the Participant's responsibility level and growth potential, the amount of other Incentive Awards granted to such Participant, and such other considerations as the Committee deems appropriate in its discretion. Each Performance Award shall be subject to a maximum value as established by the Committee at the time of grant of such award; provided, however, the maximum value that can be granted or vest as a Performance Award to any one Covered Employee during any calendar year is $1,000,000 as determined consistent with the Performance-Based Exception.

         (b)      Performance Measures

         A Performance Award shall be awarded to a Participant contingent upon future performance of the Company (or any Subsidiary, division or department thereof) by or in which the Participant is employed or responsible during the performance period. The Committee shall establish, in writing, the performance measures applicable to such performance within 90 days after the commencement of the performance period, to which such measures relate, and at a time when the outcome of such performance measures are substantially uncertain within the meaning of the Performance-Based Exception, subject to such later revisions as the Committee may deem appropriate to reflect significant unforeseen events or changes.

         (c)      Payment

         Upon the expiration of the performance period relating to a Performance Award granted to a Participant, such Participant shall be entitled to receive payment of an amount not exceeding the maximum value of the Performance Award, based on the achievement of the performance measures for such performance period, as determined by the Committee. The Committee shall certify in writing prior to the payment of a Performance Award that the applicable performance measures and any other material terms of the grant have been satisfied. Subject to Section 3 hereof, payment of a Performance Award may be made in cash, Common Stock or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in Common Stock shall be based on the Fair Market Value of the Common Stock on the payment date.

         (d)      Effect of Termination of Employment

         If the Employment of a Participant shall terminate for any reason prior to the expiration of the applicable performance period, the Performance Awards relating to such performance period shall immediately be forfeited as of the commencement of business on the date of such termination, except as may be determined by the Committee in its sole and absolute discretion, or as may be otherwise provided in the Incentive Agreement evidencing such Performance Award.

         (e)      Effect of Change in Control

         Upon the occurrence of a Change in Control, the Committee (as constituted immediately prior to such Change in Control) shall determine, in its sole discretion, whether each Performance Award, which have not theretofore satisfied the requisite performance measure or for which the performance period has not expired, shall immediately be paid or whether such Performance Award shall remain outstanding according to its respective terms.

9.       PHANTOM STOCK

         The Committee may grant shares of Phantom Stock pursuant to the Plan. Each grant of shares of Phantom Stock shall be evidenced by an Incentive Agreement containing such terms and conditions as prescribed by the Committee. Each grant of shares of Phantom Stock shall also be subject to the following terms and conditions:

         (a)      Vesting Date

         At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 9(c) hereof are satisfied, and except as provided in Section 9(d) hereof, upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

         (b)      Benefit Upon Vesting

         Upon the vesting of a share of Phantom Stock, a Participant shall be entitled to receive in cash, within 90 days of the date on which such share vests, an amount in cash in a lump sum equal to the sum of (i) the Fair Market Value of a share of Common Stock on the date on which such share of Phantom Stock vests and (ii) the aggregate amount of cash dividends paid with respect to a share of Common Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

         (c)      Conditions to Vesting

         At the time of the grant of shares of Phantom Stock, the Committee may impose, in the Participant's Incentive Agreement, such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such shares as the Committee, in its absolute discretion, deems appropriate. By way of example and not by way of limitation, the Committee may require, as a condition to the vesting of any class or classes of shares of Phantom Stock, that the Participant or the Company achieve certain performance criteria, such criteria to be specified by the Committee at the time of the grant of such shares.

         (d)      Effect of Termination of Employment

                  (1) If the Employment of a Participant with the Company shall terminate for any reason other than Cause prior to the vesting of shares of Phantom Stock granted to such Participant, a portion of such shares, to the extent not forfeited or canceled on or prior to such termination pursuant to any provision hereof, may vest on the date of such termination. The portion referred to in the preceding sentence shall be determined by the Committee and may be based on the achievement of any conditions imposed by the Committee with respect to such shares pursuant to Section 9(c) hereof. Such portion may equal zero and shall be deemed zero unless otherwise specified by the Committee or in the Participant's Incentive Agreement.

                  (2) In the event of the termination of a Participant's Employment for Cause, all shares of Phantom Stock granted to such Participant which have not vested as of the date of such termination shall immediately be forfeited.

         (e)      Effect of Change in Control

         Upon the occurrence of a Change in Control, all shares of Phantom Stock which have not theretofore vested shall immediately be 100% vested.

10.      STOCK BONUSES

         The Committee may, in its absolute discretion, grant Stock Bonuses in such amounts as it shall determine from time to time. A Stock Bonus shall be paid at such time and subject to such conditions as the Committee shall determine at the time of the grant of such Stock Bonus, all as set forth in the Participant's Incentive Agreement. Certificates for shares of Common Stock granted as a Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is required to be paid.

11.      CASH BONUSES

         The Committee may, in its absolute discretion, grant to a Participant, in connection with any grant of Restricted Stock or shares of Common Stock granted as a Performance Award or Stock Bonus or at any time thereafter, a cash bonus, payable promptly after the date on which the Participant is required to recognize income for federal income tax purposes in connection with such Restricted Stock, Performance Award or Stock Bonus, in such amount as the Committee shall determine; provided, however, that in no event shall the amount of a Cash Bonus exceed the Fair Market Value of the related shares of Restricted Stock or shares of Common Stock granted pursuant to a Performance Award or Stock Bonus on such date. A Cash Bonus shall be subject to such terms and conditions as the Committee shall determine at the time of its grant.

12.      ADJUSTMENT UPON CHANGES IN COMMON STOCK

         (a)      Outstanding Restricted Stock, Performance Awards, and Phantom
                  Stock

         Unless the Committee in its absolute discretion otherwise determines, if a Participant receives any securities or other property (including dividends paid in cash) as a result of any dividend, stock split recapitalization, merger, consolidation, combination, exchange of shares or otherwise, with respect to a share of Restricted Stock for which the Issue Date occurs prior to such event but that has not vested as of the date of such event, such securities or other property will not vest until such share of Restricted Stock vests and shall be held by the Company pursuant to Section 7(d)(2) hereof as if such securities or other property were unvested shares of Restricted Stock.

         The Committee may, in its absolute discretion, adjust any grant of shares of Restricted Stock for which the Issue Date has not occurred as of the date of the occurrence of any of the following events, and any shares of Common Stock upon the grant of a Performance Award or any grant of shares of Phantom Stock, to reflect any dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or similar corporate change as the Committee may deem appropriate to prevent the enlargement or dilution of rights of Participants under the grant.

         (b) Stock Subject to Plan, Outstanding Options, Increase or Decrease in Issued Shares Without Consideration

         Subject to any required action by the stockholders of the Company, in the event of any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend (but only on the shares of Common Stock), or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company, the Committee shall proportionally adjust (i) the number of shares of Common Stock for which Incentive Awards may be granted under the Plan and (ii) the number of shares and the exercise price per share of Common Stock subject to each outstanding Option.

         (c)      Outstanding Options, Certain Mergers

         Subject to any required action by the stockholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation (except a merger or consolidation as a result of which the holders of shares of Common Stock receive securities of another corporation), each Option outstanding on the date of such merger or consolidation shall entitle the Participant to acquire upon exercise the securities which a holder of the number of shares of Common Stock subject to such Option would have received in such merger or consolidation.

         (d)      Outstanding Options, Certain Other Transactions

         In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company's assets, a merger or consolidation involving the Company in which the Company is not the surviving corporation or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the power to:

                  (1) cancel, effective immediately prior to the occurrence of such event, each Option outstanding immediately prior to such event (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Participant to whom such Option was granted an amount in cash, for each share of Common Stock subject to such Option equal to the excess of (A) the value, as determined by the Committee in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over
         (B) the exercise price of such Option; or

                  (2) provide for the exchange of each Option outstanding immediately prior to such event (whether or not then exercisable) for an option on some or all of the property and, incident thereto, make an equitable adjustment as determined by the Committee in its absolute discretion in the exercise price of the option, or the number of shares or amount of property subject to the option or, if appropriate, provide for a cash payment to the Participant to whom such Option was granted in partial consideration for the exchange of the Option.

         (e)      Outstanding Options, Other Changes

         In the event of any change in the capitalization of the Company or corporate change other than those specifically referred to in Sections 12(b),
(c) or (d) hereof, the Committee may, in its absolute discretion, make such adjustments in the number and class of shares subject to Options outstanding on the date on which such change occurs and in the per share exercise price of each such Option as the Committee may consider appropriate to prevent dilution or enlargement of rights.

         (f)      No Other Rights

         Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger or consolidation of the Company or any other corporation. Except as expressly provided in the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to an Incentive Award or the exercise price of any Option.

13.      RIGHTS AS A STOCKHOLDER

         No person shall have any rights as a stockholder with respect to any shares of Common Stock covered by or relating to any Incentive Award granted pursuant to this Plan until the date of the issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 12 hereof, no adjustment to any Incentive Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is issued.

14.      NO SPECIAL EMPLOYMENT RIGHTS; NO RIGHT TO INCENTIVE AWARD

         Nothing contained in the Plan or any Incentive Award shall confer upon any Participant any right with respect to the continuation of his Employment or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, to terminate at any time such Employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Incentive Award.

         No person shall have any claim or right to receive an Incentive Award hereunder. The Committee's granting of an Incentive Award to a Participant at any time shall neither require the Committee to grant an Incentive Award to such Participant or any other Participant or other person at any time nor preclude the Committee from making subsequent grants to such Participant or any other Participant or other person.

15.      SECURITIES MATTERS

         (a) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of any shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing shares of Common Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Common Stock are traded. The Committee may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

         (b) The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which shares of Common Stock are traded. The Company may, in its sole discretion, defer the effectiveness of any exercise of an Option granted hereunder in order to allow the issuance of shares of Common Stock pursuant thereto to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The Company shall inform the Participant in writing of its decision to defer the effectiveness of the exercise of an Option granted hereunder. During the period that the effectiveness of the exercise of an Option has been deferred, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

         (c) It is intended that the Plan and any grant of an Incentive Award made to a person subject to Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3 promulgated thereunder. If any provision of the Plan or any such Incentive Award would disqualify the Plan or such Incentive Award under, or would otherwise not comply with, Rule 16b-3, such provision or Incentive Award shall be construed or deemed amended to conform to Rule 16b-3 to the extent permitted by applicable law and deemed advisable by the Board of Directors.

16.      QUALIFIED PERFORMANCE-BASED COMPENSATION

         Unless otherwise determined by the Committee with respect to any particular Incentive Award, it is intended that the Plan comply fully with and meet all the requirements of Section 162(m) of the Code so that (i) Options granted hereunder with an exercise price not less than Fair Market Value of a share of Common Stock on the date of grant and (ii) the payment of a Performance Award, shall qualify for the Performance-Based Exception. If any provision of the Plan or an Incentive Award would disqualify the Plan or would not otherwise permit the Plan or an Incentive Award to comply with the Performance-Based Exception as so intended, such provision shall be construed or deemed amended to conform to the requirements or provisions of the Performance-Based Exception to the extent permitted by applicable law and deemed advisable by the Committee; provided that no such construction or amendment shall have an adverse effect on the economic value to a Participant of any outstanding Incentive Award previously granted.

17.      WITHHOLDING TAXES

         Whenever shares of Common Stock are to be issued upon the exercise of an Option, the occurrence of the Issue Date or Vesting Date with respect to a share of Restricted Stock, the payment of a Performance Award in shares of Common Stock or the payment of a Stock Bonus, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy federal, state and local withholding tax requirements, if any, attributable to such exercise, occurrence or payment prior to the delivery of any certificate or certificates for such shares. In addition, upon the grant of a Cash Bonus, the payment of a Performance Award or the making of a payment with respect to a share of Phantom Stock, the

Company shall have the right to withhold from any cash payment required to be made pursuant thereto an amount sufficient to satisfy the federal, state and local withholding tax requirements, if any, attributable to such exercise or grant.

18.      TERMINATION AND AMENDMENT OF THE PLAN

         The Board of Directors may at any time suspend or terminate the Plan or revise or amend it in any respect whatsoever, provided, however, that without approval of the Company's stockholders no revision or amendment shall (a) except as provided in Section 12 hereof, increase the number of shares of Common Stock hereunder that may be issued under the Plan, (b) except as provided in Section 12 hereof, increase the maximum number of shares of Common Stock that may be subject to an Incentive Award subject to Section 162(m) of the Code for any one Covered Employee for any calendar year, (c) increase the maximum value of a Performance Award subject to Section 162(m) of the Code for any one Covered Employee for any calendar year, (d) modify the requirements as to eligibility for participation in the Plan, (e) extend the term of the Plan, or (f) decrease any authority granted to the Committee under the Plan in contravention of Rule 16b-3 under the Exchange Act.

         No termination, amendment, or modification of the Plan shall adversely affect in any material way any outstanding Incentive Award previously granted under the Plan, without the written consent of such Participant or other designated holder of such Incentive Award.

         In addition, to the extent that the Committee determines that (a) the listing for qualification requirements of any national securities exchange or quotation system on which the Company's Common Stock is then listed or quoted, or (b) the Code (or regulations promulgated thereunder), require stockholder approval in order to maintain compliance with such listing requirements or to maintain any favorable tax advantages or qualifications, then the Plan shall not be amended in such respect without approval of the Company's stockholders.

19.      NO OBLIGATION TO EXERCISE

         The grant to a Participant of an Option shall impose no obligation upon such Participant to exercise such Option.

20.      TRANSFERS UPON DEATH

         Upon the death of a Participant, outstanding Incentive Awards granted to such Participant may be exercised only by the executors or administrators of the Participant's estate or by any person or persons who shall have acquired such right to exercise by will or by the laws of descent and distribution. No transfer by will or the laws of descent and distribution of any Incentive Award, or the right to exercise any Incentive Award, shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Incentive Award that are or would have been applicable to the Participant and to be bound by the acknowledgments made by the Participant in connection with the grant of the Incentive Award.

21.      EXPENSES AND RECEIPTS

         The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Incentive Award will be used for general corporate purposes.

22.      FAILURE TO COMPLY

         In addition to the remedies of the Company elsewhere provided for herein, failure by a Participant to comply with any of the terms and conditions of the Plan or the agreement executed by such Participant evidencing an Incentive Award, unless such failure is remedied by such Participant within ten days after having been notified of such failure by the Committee, shall be grounds for the cancellation and forfeiture of such Incentive Award, in whole or in part, as the Committee, in its absolute discretion, may determine.

23.      GOVERNING LAW

         The Plan shall be interpreted, construed and constructed in accordance with the laws of the State of Texas, except as superseded by the laws of the United States.

24.      EFFECTIVE DATE AND TERM OF PLAN

         The Plan was adopted by the Board of Directors and approved by the stockholders of the Company effective September 30, 1996. The Plan was amended and restated effective July 1, 1997 with the approval of the Board of Directors. No Incentive Award may be granted under the Plan after September 29, 2006.